Exhibit 3.1

Explanatory Note: This exhibit is being filed pursuant to Item 601(b)(3)(i) of Regulation S-K which requires a conformed version of our charter reflecting all amendments in one document. Therefore, the document below reflects the Third Amended and Restated Certificate of Incorporation of Continental Resources, Inc. as filed with the Oklahoma Secretary of State on May 17, 2007 revised for the amendment filed on June 15, 2015, which changed the first sentence of Article Four by increasing the total number of authorized shares from 525,000,000 to 1,025,000,000 and the total authorized common shares from 500,000,000 to 1,000,000,000 as approved by shareholders on May 19, 2015 and further revised for the amendment filed May 21, 2020, which amended and restated the text of Article Five, Section 1 and Article Eight to declassify our Board of Directors as approved by shareholders on May 14, 2020.

CONFORMED VERSION OF
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CONTINENTAL RESOURCES, INC.
AS AMENDED BY AMENDMENTS
FILED ON JUNE 15, 2015
AND MAY 21, 2020

We, Mark E. Monroe and Donald P. Fischbach, do hereby certify that we are the President and Secretary, respectively, of Continental Resources, Inc., a corporation organized and existing under the laws of the State of Oklahoma (the “Corporation”), and do hereby further certify as follows:

1. The name of the Corporation is Continental Resources, Inc.

2. The name under which the Corporation was originally incorporated was Shelly Dean Oil Company. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Oklahoma on November 16, 1967, with amendments thereto filed on September 23, 1976, June 30, 1980, January 30, 1987, June 25, 1987, June 21, 1991, October 1, 1991 and May 6, 1993 (as amended, the “Original Certificate”).

3. The Original Certificate was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Oklahoma on July 16, 1998 (the “Restated Certificate”).

4. The Restated Certificate was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Oklahoma on January 8, 2001, with amendments filed thereto on July 20, 2001 and December 22, 2004 (as amended, the “Second Restated Certificate”).

5. This Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 1077 and 1080 of the Oklahoma General Corporation Act (the “Act”) by resolution of the Board of Directors of the Corporation (the “Board”) and by written consent of the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote thereon, and written notice of the corporate action has been given to the shareholders of the Corporation, if any, who have not so consented in writing, all in accordance with the provisions of the Act.

6. The text of the Second Restated Certificate is hereby amended and restated to read in its entirety as follows:

ARTICLE ONE: The name of the Corporation is Continental Resources, Inc.

ARTICLE TWO: The address of the registered office of the Corporation in the State of Oklahoma is 302 North Independence, in the City of Enid, County of Garfield. The name of the Corporation’s registered agent at such address is Donald P. Fischbach.

ARTICLE THREE: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE FOUR: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,025,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”), and 25,000,000 shares designated as Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”).

Section 1. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized (i) to provide by resolution or resolutions from time to time for the issuance of shares of Preferred Stock in one or more series, (ii) to establish from time to time the number of shares to be included in each such series, (iii) (to the extent not expressly provided for herein) to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions, if any, thereof, by filing one or more certificates pursuant to the Act (hereinafter, referred to as a “Preferred Stock Designation”) and (iv) to increase or decrease the number of shares of any such series to the extent permitted by the Act and the Preferred Stock Designation (but not below the number of shares thereof then outstanding). The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The designation of the series, which may be by distinguishing the number, letter or title of such series.

(b) The number of shares of the series.

(c) Whether dividends, if any, shall be paid in cash or in capital stock or other securities, whether such dividends shall be cumulative (and, if so, from which date or dates for each such series) or noncumulative, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes or any other series of capital stock, and the dividend rate, if any, of the series.

(d) Conditions and dates upon which dividends, if any, shall be payable.

(e) The redemption rights and redemption price or prices, if any, for shares of the series.

(f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(g) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of capital stock, or any other security, of the Corporation or any other corporation and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(i) Restrictions on the issuance of shares of the same series or of any other class or series.

(j) The voting rights, if any, of the holders of shares of the series, whether as a class or otherwise, with respect to the election of directors or otherwise.

(k) The price or other consideration for which shares of the series shall be issued and, if deemed desirable, the stated value or other valuation of the shares constituting such series.

(l) Any other relative rights, preferences and limitations of that series.

Section 2. Common Stock.

(a) General. All shares of Common Stock shall be identical and will entitle holders thereof to the same rights and privileges, except as otherwise provided herein. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefore.

(b) Voting Rights.

(i) Each registered holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

(ii) Except as otherwise provided by law, each registered holder of Common Stock shall be entitled to vote for the election of directors of the Corporation as provided for in Section 2 of Article Five of this Third Amended and Restated Certificate of Incorporation and shall be entitled to vote on all other matters submitted to a vote of shareholders of the Corporation.

(c) Dividends. Any dividend or distribution on Common Stock shall be payable on shares of Common Stock ratably.

(d) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

(e) Conversion. Upon the effectiveness of this Third Amended and Restated Certificate of Incorporation, each issued and outstanding share of voting common stock, par value $.01 per share, of the Corporation, shall automatically be reclassified, changed and converted into eleven (11) shares of Common Stock, and each issued and outstanding share of non-voting common stock, par value $.01 per share, of the Corporation, shall automatically be reclassified, changed and converted into eleven (11) shares of Common Stock.

ARTICLE FIVE: Directors. The Board of Directors of the Corporation shall consist of such number of directors as may be determined from time to time by the Board of Directors in its sole discretion in accordance with Article III of the Bylaws of the Corporation and shall be subject to the following provisions:

Section 1. Term of Office. All directors of the Corporation shall be elected annually, in the manner described in Section 2 of this Article. Each director shall hold office for a term ending at the next succeeding annual meeting of shareholders, beginning with the annual meeting of shareholders held in 2021, and until the election and qualification of his or her successor, subject, however, to such director’s prior death, resignation, retirement, disqualification, or removal from office. The term of office of each directorship established pursuant to this Section shall apply and control even in the case of a director who previously was elected or appointed for a term that extended beyond the 2021 annual meeting of shareholders at the time of such election or appointment.

Section 2. Election. Holders of Common Stock shall elect all directors of the Corporation (other than directors, if any, which holders of any series of Preferred Stock are entitled to elect pursuant to the provisions of the Preferred Stock Designation establishing such series). Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Section 3. Written Ballot. The election of directors need not be by written ballot except as may otherwise be provided in the Bylaws.

Section 4. Cumulative Voting. Cumulative voting for the election of directors is not allowed.

Section 5. Removal. Subject to the rights of the holders of any series of Preferred Stock to remove directors under specified circumstances, up to and until the Trigger Date, any director may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Subject to the rights of the holders of any series of Preferred Stock to remove directors under specified circumstances, upon and after the Trigger Date, (i) no director may be removed without cause and (ii) the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director or the entire Board of Directors for cause.

Section 6. Shareholder Meetings. Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors.

Section 7. Definitions. For purposes of this Article Five, Article Six, Article Seven and Article Fourteen:

(a) “Affiliate” shall have the meaning ascribed to such terms in Rule l2b-2 under the Securities Exchange Act of 1934, as amended, as in effect on the date of the effectiveness of this Third Amended and Restated Certificate of Incorporation.

(b) “controlled by” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(c) “Controlled Affiliate” shall mean, with respect to any Person, one or more of such Person’s Affiliates that is directly or indirectly controlled by such Person.

(d) “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association, or joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

(e) “Trigger Date” shall mean such time as Harold G. Hamm and his Controlled Affiliates cease to own shares of capital stock of the Corporation representing fifty percent (50%) or more of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE SIX: Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Board of Directors. Up to and until the Trigger Date, the Bylaws of the Corporation may also be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Upon and after the Trigger Date, the shareholders of the Corporation shall not have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE SEVEN: Action Without a Meeting. Up to and until the Trigger Date, any action required or permitted to be taken by the shareholders of the Corporation may be effected by any consent in writing by such shareholders. Upon and after the Trigger Date, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.

ARTICLE EIGHT: Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum (and not by shareholders), and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders and until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

ARTICLE NINE: Liability of Directors. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 1053 of the Act, or (iv) for any transaction from which the director derived an improper personal benefit. If the Act is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Act. Any repeal or modification of this Article Nine by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE TEN: Indemnification. The Corporation shall indemnify, to the fullest extent permitted by the laws of the State of Oklahoma as from time to time in effect, each director and officer of the Corporation, and may indemnify each employee and agent of the Corporation, and all other persons whom the Corporation is authorized to indemnify under the provisions of the Act.

ARTICLE ELEVEN: Business Combinations with Interested Shareholders. The Corporation elects not to be governed by Section 1090.3 of the Act.

ARTICLE TWELVE: Control Shares. The Corporation elects not to be governed by Sections 1145 through 1155 of the Act.

ARTICLE THIRTEEN: No Shareholder Liability for Corporation Debt. Except upon the affirmative vote of shareholders holding all the issued and outstanding shares of Common Stock, no amendment to this Certificate of Incorporation may be adopted by the Corporation which would impose personal liability for the debts of the Corporation on the shareholders of the Corporation or which would amend, alter, repeal or adopt any provision inconsistent with this Article Thirteen.

ARTICLE FOURTEEN: Amendment. The Corporation shall have the right, subject to any express provisions or restrictions contained in this Third Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, from time to time, to amend this Third Amended and Restated Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by law; and all rights and powers of any kind conferred upon a director or shareholder of the Corporation by this Third Amended and Restated Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation; provided, however, that upon and after the Trigger Date, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Section 1 of Article Five hereof.

IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Second Restated Certificate, and which has been duly adopted in accordance with Sections 1077 and 1080 of the Oklahoma General Corporation Act, has been executed by its duly authorized officer this 17th day of May, 2007.

CONTINENTAL RESOURCES, INC.

By: /s/ Mark E. Monroe
Mark E. Monroe
President and Chief Operating Officer

ATTEST:

/s/ Donald P. Fischbach
Donald P. Fischbach
Secretary